Exhibit 10.12

FEE WAIVER AGREEMENT

THIS FEE WAIVER AGREEMENT (the “Agreement”) is made as of March 27, 2023, by and among KKR FS Income Trust (the “Trust”), a Delaware statutory trust, KKR Capital Markets LLC (“KKR Capital”), a Delaware limited liability company, and FS Investment Solutions, LLC (“FSIS” and, together with KKR Capital, the “Distributors”), a Delaware limited liability company.

WITNESSETH:

WHEREAS, the Trust is a non-diversified, closed-end management investment company that intends to elect to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Trust intends to apply for and expects to operate under exemptive relief permitting it to offer multiple classes of shares (the “Exemptive Relief”) and, as a condition to the Exemptive Relief, the Trust will be subject to Rule 12b-1 under the 1940 Act (the “Rule”); and

WHEREAS, the Trust has established one class of shares of its beneficial interest (the “Shares”) designated as Class I (the “Class I Shares”) and may create additional classes of Shares in the future (each, a “Class”); and

WHEREAS, in contemplation of receiving the Exemptive Relief, the Trust has adopted an Amended and Restated Distribution and Servicing Plan for its Class I Shares (as amended, restated and otherwise modified from time to time, the “Plan”), pursuant to which certain distribution and service fees with respect to the Class I Shares, as set forth on Appendix A to the Plan (the “Shareholder Servicing and/or Distribution Fee”), are paid to the Distributors by the Trust; and

WHEREAS, in order to make the fee structure of the Class I Shares more competitive in the marketplace, each of the Trust and the Distributors desire to waive the Shareholder Servicing and/or Distribution Fee for the Class I Shares, as set forth below.

NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed as follows:

I.	Fee Waiver.

During the term of this Agreement, any and all of the Shareholder Servicing and/or Distribution Fee payable by the Trust to the Distributors under the Plan with respect to the Class I Shares shall be waived in full, and such waived fees shall not be subject to recoupment by the Distributors or any other person during or following the term of this Agreement.

II.	Term and Termination of Agreement.

This Agreement shall remain in effect until terminated by (i) the vote of the Trust’s Board of Trustees (the “Board”) and (ii) the vote of a majority of the Board’s trustees who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the 1940 Act) of any such party.

III.	Miscellaneous.

A.Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflicts-of-law provisions thereof, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Investment Advisers Act of 1940, as amended, or any rules or order of the SEC hereunder, or any rules of the Financial Industry Regulatory Authority, Inc.

B.Definitions. Any question of interpretation of any term or provision of this Agreement, including but not limited to the fees paid under the Plan or otherwise derived from the terms and provisions of the Plan, the 1940 Act, or other controlling legal or regulatory authority, shall have the same meaning as and be resolved by reference to such Plan, the 1940 Act, or controlling legal or regulatory authority.

C.Captions. The captions in this Agreement are included for convenience of reference only and in no other way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the day and year first written above.

KKR FS INCOME TRUST

By:	/s/ Stephen S. Sypherd
Name: Stephen S. Sypherd
Title: General Counsel and Secretary

KKR CAPITAL MARKETS LLC

By:	/s/ Eric Mogelof
Name: Eric Mogelof
Title: Director

FS INVESTMENT SOLUTIONS, LLC

By:	/s/ Lisa Detwiler
Name: Lisa Detwiler
Title: General Counsel